Exhibit 99.1

CareDx Reports 77% Revenue Growth for Second Quarter of 2021
and Increases Full Year Revenue Guidance

SOUTH SAN FRANCISCO, Calif., July 29, 2021 (GLOBE NEWSWIRE) -- CareDx, Inc. (Nasdaq: CDNA), a leading precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers, today reported financial results for the second quarter ended June 30, 2021.
Recent Highlights:
•Achieved total revenue of $74.2 million for the three months ended June 30, 2021, increasing 77% year-over-year
•Total AlloSure and AlloMap patient results provided in the quarter were approximately 37,400, which includes approximately 6,600 AlloSure Heart patient results
•As of June 30, 2021, over 65 U.S.-based transplant centers have adopted an AlloSure Kidney testing protocol. In addition, through TX Connect we now manage more than 29,000 transplant referrals to over 50 transplant centers from more than 800 dialysis centers and community nephrology practices
•Presented positive data from first 1,000 patients from KOAR Study demonstrating higher 1-year graft survival and reduction in biopsies through ARTS surveillance
“With another record quarter, we continue to lead the transformation of the transplant patient journey with our innovative and patient focused offerings,” said Reg Seeto, President and Chief Executive Officer of CareDx. “We have become the transplant partner of choice by bringing industry leading service offerings with AlloSure and AlloMap to the clinic, as well as leading innovation with our multimodal platforms (HeartCare, KidneyCare), while we remain focused on the patient journey.”
Second Quarter 2021 Financial Results
Revenue for the three months ended June 30, 2021 was $74.2 million, an increase of 77% compared with $41.8 million in the second quarter of 2020. Testing services revenue for the second quarter was $64.9 million, compared with $36.3 million in the same period of 2020. Product revenue in the three months ended June 30, 2021 was $6.9 million, compared to $3.3 million in the same period of 2020. Digital and other revenue for the second quarter of 2021 was $2.4 million.
For the second quarter of 2021, net loss was $1.9 million compared to a net loss of $6.6 million in the same period of 2020. Basic and diluted net loss per share was $0.04 in the second quarter of 2021, compared to basic and diluted net loss per share of $0.15 in the second quarter of 2020.
Non-GAAP net income was $5.9 million in the second quarter of 2021 compared to a $1.7 million non-GAAP net income in the second quarter of 2020. Diluted non-GAAP net income per share was $0.11 in the second quarter of 2021, compared to a diluted non-GAAP net income per share of $0.04 in the second quarter of 2020.

Adjusted EBITDA for the second quarter of 2021 was a gain of $6.8 million, compared to an adjusted EBITDA loss of $2.8 million in the second quarter of 2020.
Cash, cash equivalents & marketable securities were $369.9 million as of June 30, 2021.
For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Adjusted EBITDA Financial Measures” below.
2021 Guidance
For the full year 2021, CareDx now expects revenue to be in the range of $280 million to $290 million (previously $270 million to $280 million).
About CareDx
CareDx, Inc., headquartered in South San Francisco, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
Forward Looking Statements
This press release includes forward-looking statements, including expectations regarding the Company's fiscal 2021 revenue, achievement of our financial and operational goals and our prospects. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed by CareDx with the SEC on February 24, 2021, and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.
Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP net income, non-GAAP basic and diluted net income per share and adjusted EBITDA. We define non-GAAP net income and per share results as the GAAP net income and per share results excluding the impacts of stock-based compensation; net unrealized gains and losses related to equity securities, changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define adjusted EBITDA as non-GAAP net income/(loss) before net interest income/(expense), income tax benefit, depreciation and amortization, and other income and expense. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx's operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.
Investor Relations Contact
Ian Cooney
(415) 287-2300 x 3550
investor@caredx.com

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Testing services revenue	$64,890	$36,293	$124,171	$67,735
Product revenue	6,861	3,291	12,639	7,986
Digital and other revenue	2,437	2,217	4,778	4,460
Total revenue	74,188	41,801	141,588	80,181
Operating expenses:
Cost of testing services	17,235	10,803	33,718	18,731
Cost of product	5,205	2,731	8,852	5,930
Cost of digital and other	1,533	1,491	2,982	2,756
Research and development	19,036	13,129	35,040	23,142
Sales and marketing	19,599	12,134	35,051	23,857
General and administrative	16,322	12,316	31,545	22,319
Total operating expenses	78,930	52,604	147,188	96,735
Loss from operations	(4,742)	(10,803)	(5,600)	(16,554)
Other income (expense):
Interest income, net	1	21	127	117
Change in estimated fair value of common stock warrant liability	(65)	(664)	(38)	(1,069)
CARES Act Provider Relief Fund	—	4,813	—	4,813
Other income (expense), net	2,779	(255)	2,534	(318)
Total other income	2,715	3,915	2,623	3,543
Loss before income taxes	(2,027)	(6,888)	(2,977)	(13,011)
Income tax benefit	100	330	363	630
Net loss	$(1,927)	$(6,558)	$(2,614)	$(12,381)
Net loss per share:
Basic	$(0.04)	$(0.15)	$(0.05)	$(0.28)
Diluted	$(0.04)	$(0.15)	$(0.05)	$(0.28)
Weighted-average shares used to compute net loss per share:
Basic	52,224,300	44,708,037	51,705,587	43,765,732
Diluted	52,224,300	44,708,037	51,705,587	43,765,732

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$335,625	$134,669
Marketable securities	34,317	90,034
Accounts receivable	48,066	34,624
Inventory	15,060	10,012
Prepaid and other current assets	7,928	3,758
Total current assets	440,996	273,097
Property and equipment, net	14,219	10,704
Operating leases right-of-use assets	17,859	15,228
Intangible assets, net	48,432	44,355
Goodwill	26,051	23,857
Restricted cash	268	270
Other assets	9,590	1,000
Total assets	$557,415	$368,511
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,563	$9,653
Accrued compensation	16,710	18,466
Accrued and other liabilities	26,982	20,602
Refund liability - CMS advance payment	—	20,496
Total current liabilities	56,255	69,217
Deferred tax liability	810	1,299
Common stock warrant liability	283	447
Deferred payments for intangible assets	1,968	3,560
Operating lease liability, less current portion	17,783	16,069
Other liabilities	473	240
Total liabilities	77,572	90,832
Commitments and contingencies
Stockholders’ equity:
Common stock	51	49
Additional paid-in capital	838,089	632,253
Accumulated other comprehensive loss	(3,156)	(2,096)
Accumulated deficit	(355,141)	(352,527)
Total stockholders’ equity	479,843	277,679
Total liabilities and stockholders’ equity	$557,415	$368,511

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of testing services reconciliation:
GAAP cost of testing services	$17,235	$10,803	$33,718	$18,731
Stock-based compensation expense	(570)	(423)	(965)	(670)
Acquisition related-amortization of purchased intangibles	(329)	(329)	(658)	(657)
Non-GAAP cost of testing services	$16,336	$10,051	$32,095	$17,404
Cost of product reconciliation:
GAAP cost of product	$5,205	$2,731	$8,852	$5,930
Stock-based compensation expense	(214)	(133)	(289)	(192)
Acquisition related-amortization of purchased intangibles	(489)	(388)	(954)	(765)
Non-GAAP cost of product	$4,502	$2,210	$7,609	$4,973
Cost of digital and other reconciliation:
GAAP cost of digital and other	$1,533	$1,491	$2,982	$2,756
Stock-based compensation expense	(230)	(155)	(338)	(213)
Acquisition related-amortization of purchased intangibles	(141)	(87)	(249)	(174)
Non-GAAP cost of digital and other	$1,162	$1,249	$2,395	$2,369
Research and development expenses reconciliation:
GAAP research and development expenses	$19,036	$13,129	$35,040	$23,142
Stock-based compensation expense	(1,940)	(1,456)	(3,298)	(2,267)
Non-GAAP research and development expenses	$17,096	$11,673	$31,742	$20,875
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$19,599	$12,134	$35,051	$23,857
Stock-based compensation expense	(2,632)	(1,581)	(4,292)	(2,550)
Acquisition related-amortization of purchased intangibles	(461)	(356)	(842)	(713)
Non-GAAP sales and marketing expenses	$16,506	$10,197	$29,917	$20,594
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$16,322	$12,316	$31,545	$22,319
Stock-based compensation expense	(3,811)	(2,669)	(6,763)	(4,784)
Change in estimated fair value of contingent consideration	147	(76)	191	(266)
Acquisition related fees and expenses	(210)	—	(381)	—
Non-GAAP general and administrative expenses	$12,448	$9,571	$24,592	$17,269
Total other income (expense) reconciliation:
GAAP other income (expense), net	$2,715	$3,915	$2,623	$3,543
Unrealized gain on long-term marketable equity securities	(3,090)	—	(3,090)	—
Change in estimated fair value of common stock warrant liability	65	664	38	1,069
Accretion of liability	64	88	144	192
Non-GAAP other (expense) income, net	$(246)	$4,667	$(285)	$4,804
Income tax benefit reconciliation:
GAAP income tax benefit	$100	$330	$363	$630
Tax effect related to amortization of purchased intangibles	(117)	(119)	(251)	(239)
Non-GAAP income tax (expense) benefit	$(17)	$211	$112	$391

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net loss	$(1,927)	$(6,558)	$(2,614)	$(12,381)
Stock-based compensation expense	9,397	6,417	15,945	10,676
Unrealized gain on long-term marketable equity securities	(3,090)	—	(3,090)	—
Acquisition related-amortization of purchased intangibles	1,420	1,160	2,703	2,309
Acquisition related fees and expenses	210	—	381	—
Change in estimated fair value of contingent consideration	(147)	76	(191)	266
Change in estimated fair value of common stock warrant liability	65	664	38	1,069
Accretion of liability	64	88	144	192
Tax effect related to amortization of purchased intangibles	(117)	(119)	(251)	(239)
Non-GAAP net income	$5,875	$1,728	$13,065	$1,892

GAAP basic and diluted net loss per share	$(0.04)	$(0.15)	$(0.05)	$(0.28)

Non-GAAP basic net income per share	$0.11	$0.04	$0.25	$0.04
Non-GAAP diluted net income per share	$0.11	$0.04	$0.24	$0.04

Shares used in computing non-GAAP basic net income per share	52,224,300	44,708,037	51,705,587	43,765,732
Shares used in computing non-GAAP diluted net income per share	54,722,122	45,882,569	54,311,138	44,604,886

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Non-GAAP net income	$5,875	$1,728	$13,065	$1,892
Interest income	(1)	(21)	(127)	(117)
Income tax expense (benefit)	17	(211)	(112)	(391)
Depreciation expense	668	381	1,255	748
CARES Act Provider Relief Fund	—	(4,813)	—	(4,813)
Other expense, net	247	167	412	126
Adjusted EBITDA	$6,806	$(2,769)	$14,493	$(2,555)